    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998
                                                   REGISTRATION NO. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                               VISIO CORPORATION
             (Exact name of Registrant as specified in its charter)

                      WASHINGTON                                                      91-1448389
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

                          520 Pike Street, Suite 1800

                         SEATTLE, WASHINGTON 98101-4001
          Address of principal executive offices, including zip code)

        AMENDED AND RESTATED KASPIA SYSTEMS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                JEREMY A. JAECH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               VISIO CORPORATION
                          520 PIKE STREET, SUITE 1800
                        SEATTLE, WASHINGTON  98101-4001
                                 (206) 521-4500
(Name, address and telephone number, including area code, of agent for service)
                             ______________________

                                   COPIES TO:

                               SCOTT L. GELBAND
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099
                                (206) 583-8888

                            ______________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

  TITLE OF SECURITIES        NUMBER OF SHARES  TO BE        PROPOSED MAXIMUM              PROPOSED MAXIMUM            AMOUNT OF
   TO BE REGISTERED             REGISTERED(1)(2)       OFFERING PRICE PER SHARE(3)   AGGREGATE OFFERING PRICE(3)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par               4,525                      $ 3.315                     $ 15,000.38                  $100
value per share:                    22,012                        3.316                     $ 72,991.79
                                     2,563                        3.317                     $  8,501.47
                                     1,582                        3.319                     $  5,250.66
                                       270                        3.334                     $    900.18
                                       445                        4.976                     $  2,214.32
                                       120                       33.334                     $  4,000.08
                                    ------                                                  -----------
        Total:                      31,517                                                  $108,858.88
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Merger dated as of July 10, 1998 (the "Merger Agreement"), by and among the registrant, VMS-1, Inc. and Kaspia Systems, Inc. ("Kaspia"), the registrant assumed all the outstanding options to purchase common stock of Kaspia under the Amended and Restated Kaspia Systems, Inc. 1996 Stock Option Plan (the "Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the Kaspia common stock was converted into common stock of the registrant under the Merger Agreement.

(2) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Amended and Restated Kaspia Systems, Inc. 1996 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(3) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the aggregate offering price and the registration fee have been computed upon the basis of the price at which the options may be exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") (File No. 0-26772) by the Company are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 15, 1995 under Section 12(g) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides that the Registrant shall indemnify its directors and officers to the maximum extent permitted by applicable law, and that the Registrant may indemnify its employees or agents to the fullest extent permitted by applicable law, or to such lesser extent as the Registrant's board of directors may determine.

     Pursuant to Section 10 of the Registrant's Restated Bylaws, the Registrant has entered into an indemnification agreement with each of its executive officers and directors wherein the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law.

The Registrant has agreed to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee or agent of the Registrant or that, being or having been such a director, officer, employee or agent, the officer or director is or was serving at the Registrant's request as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity or in any other capacity, unless such action, suit, claim or proceeding was not authorized by the Registrant's board of directors. No indemnity pursuant to the indemnification agreement shall be provided by the
Registrant: (i) on account of any suit in which a final, unappealable judgment is rendered against the officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act;
(ii) for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant; (iii) on account of an officer's or director's conduct that is finally adjudged to have been intentional misconduct, or a knowing violation of law or RCW 23B.08.310 or any successor provision of the statute, or a transaction from which the officer or director derived benefit in money, property or services to which the officer or director is not legally entitled; or (iv) if a final decision by a court having jurisdiction in the matter determines such indemnification is unlawful.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in circumstances involving intentional misconduct, a knowing violation of law, unlawful distributions, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's Fourth Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Company also maintains directors' and officers' liability insurance policies for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

 EXHIBIT
 NUMBER                              DESCRIPTION
---------   --------------------------------------------------------------------
   5.1      Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
  23.1      Consent of Ernst & Young LLP, Independent Auditors
  23.2      Consent of Perkins Coie LLP (included in the opinion filed as
            Exhibit 5.1)
  24.1      Power of Attorney (see signature page)
  99.1      Amended and Restated Kaspia Systems, Inc. 1996 Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 31, 1998.

                                VISIO CORPORATION


                                By:   /s/ Jeremy A. Jaech
                                      ------------------------------------
                                      Jeremy A. Jaech
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Jeremy A. Jaech and Theodore C. Johnson and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 31, 1998.

             SIGNATURE                                             TITLE
             ---------                                             -----
         /s/ Jeremy A. Jaech                     Chairman of the Board, President and Chief Executive
------------------------------------------       Officer (Principal Executive Officer)
           Jeremy A. Jaech

           /s/ Steve M. Gordon                   Chief Financial Officer and Senior Vice President,
------------------------------------------       Finance and Administration (Principal Financial and
            Steve M. Gordon                      Accounting Officer)


        /s/ Theodore C. Johnson                  Executive Vice President, Chief Technology Officer,
------------------------------------------       and Director
          Theodore C. Johnson


           /s/ Tom A. Alberg                     Director
------------------------------------------
            Tom A. Alberg

           /s/ Thomas H. Byers                   Director
------------------------------------------
            Thomas H. Byers

         /s/ John R. Johnston                    Director
------------------------------------------
           John R. Johnston

       /s/ Douglas J. Mackenzie                  Director
------------------------------------------
          Douglas Mackenzie

            /s/ Scott Oki                        Director
------------------------------------------
              Scott Oki

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                 DESCRIPTION
---------     ------------------------------------------------------------------
   5.1        Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
  23.1        Consent of Ernst & Young LLP, Independent Auditors
  23.2        Consent of Perkins Coie LLP (included in the opinion filed as
              Exhibit 5.1)
  24.1        Power of Attorney (see signature page)
  99.1        Amended and Restated Kaspia Systems, Inc. 1996 Stock Option Plan